Exhibit 10.32

                                      Second Amended Employment Agreement
                                         dated August 19, 1999 between
                                              Doctor's Care, P.A.
                                         and M.F. McFarland, III, M.D.

STATE     OF SOUTH CAROLINA         )     SECOND AMENDED
                                    )     EMPLOYMENT AGREEMENT
COUNTY OF RICHLAND         )              BETWEEN DOCTOR'S CARE, P.A.
                                          AND M.F. MCFARLAND, III, M.D.

                  Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care" or "Employer"), has entered into an Employment Agreement dated October 1, 1995 ("Agreement") with M.F. McFarland, III, M.D. ("McFarland"), whereby McFarland is employed to serve as President of Employer for a term commencing October 1, 1995, and ending October 1, 2000. Employer and McFarland amended the Agreement on August 10, 1998 to extend the term, increase the compensation, and modify the termination procedures thereof. Employer and McFarland now desire to amend the Agreement further to make additional amendments to the term, compensation, and termination procedures thereof and to restate the Agreement, as amended, in its entirety. Accordingly, the parties have entered into this Second Amended Employment Agreement Between Doctor's Care, P.A. and M. F. McFarland, III, M.D., to be effective as of this 19th day of August, 1999.

         1. Employment. Employer hereby agrees to employ McFarland to perform the duties described in Section 3 below subject to and in accordance with the terms and conditions hereof, and McFarland hereby accepts such employment.

         2. Term. The employment shall commence on the date hereof, and shall continue through August 19, 2004, unless earlier terminated in accordance with the provisions of Section 8 of this Agreement.

         3. Duties of McFarland.

                  A. In accepting employment by Employer, McFarland shall undertake and assume the responsibility of performing for and on behalf of Employer the duties of the President of Employer in Columbia, South Carolina. Except with his written consent, McFarland shall not be permanently assigned to
(i) any position of lower professional status, or (ii) a location outside of Richland or Lexington Counties, South Carolina.

                  B. Other than McFarland's duties as an employee of UCI Medical Affiliates of South Carolina, Inc., during the term of this Agreement McFarland shall be a full-time employee of Employer, and shall devote his full working time and efforts to his duties hereunder. McFarland shall perform all of his duties hereunder to the best of his ability and shall not, directly or indirectly, engage or participate in any activities in conflict with the best interests of Employer, and will conduct all activities in strict loyalty to Employer. Without limiting the generality of the foregoing, McFarland shall not engage in any activity for compensation or pecuniary gain other than his employment hereunder, his employment with UCI Medical Affiliates of South Carolina, Inc., and passive investing for the account of himself or members of his household.

         4. Compensation. As compensation for the services to be rendered by McFarland for Employer under this Agreement, McFarland shall be compensated by Employer on the following basis:

                  A. Base Salary. Commencing on October 1, 1998, McFarland shall receive from Employer an annual salary of One Hundred Sixty-Seven Thousand Five Hundred Dollars and no/100 ($167,500.00), payable in pay periods as determined by Employer, but in no event less frequently than monthly. Commencing on October 1, 1999, and on the anniversary date thereof every year until termination of this Agreement, McFarland's annual salary shall be increased by three percent (3%) per year to compensate for increases in the cost of living. The three percent (3%) annual increase shall be calculated based upon McFarland's annual salary on the anniversary date.

                  B. Vacation. During the term of this Agreement, McFarland shall be entitled to a total of thirty (30) business days of paid leave to attend conventions and professional meetings and vacation time each calendar year. Such vacation and leave days are to be taken at such time or times as McFarland may reasonably request, subject to the Employer's convenience and prior approval, which approval shall not be unreasonably withheld. Vacation and leave time may cumulate year to year up to a maximum of 60 days.

                  C. Other Benefits. During the term of this Agreement, McFarland shall receive from Employer such other benefits (e.g., health insurance coverage, life insurance coverage, participation in pension plans, and participation in stock option plans, etc. ) reasonably comparable to, and no worse than, those benefits, if any, generally provided to other senior executives of Employer.

         The compensation stated above is intended to be the total compensation paid to McFarland.

         5. Confidentiality and Secrecy. McFarland acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to Employer's business, including without limitation technological know-how, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, the nature and type of services rendered by Employer, the equipment and methods used and preferred by Employer's customers, and the fees paid by them (all of which are deemed for all purposes confidential and proprietary). As a material inducement to Employer to enter into this Agreement and to pay to McFarland the compensation stated in Section 4 herein, McFarland covenants and agrees that during the term of his employment hereunder, and for five (5) years after the termination thereof, he shall not, directly or indirectly, make use of, or disclose to any person, any confidential information of Employer or its affiliates.

         6. Covenants Against Competition. In view of the unique value to Employer of the services of McFarland for which Employer has contracted hereunder, because of the confidential information to be obtained by or disclosed to McFarland, as hereinabove set forth, and because McFarland's employment hereunder will result in McFarland's development of a unique relationship with customers, suppliers and employees, as a material inducement to Employer to enter into this Agreement and to pay to McFarland the compensation stated in Section 4 hereof, McFarland covenants and agrees as follows:


                  A. During McFarland's employment hereunder, and for a period of two (2) years after the termination of McFarland's employment hereunder for any reason, McFarland shall not directly or indirectly solicit or divert employment of any employee of Employer's business or employ any person previously employed by Employer or its affiliates.

                  B. During McFarland's employment hereunder, and for a period of two (2) years after the termination of McFarland's employment hereunder for any reason, McFarland shall not directly or indirectly solicit, divert, or convert, or assist another person or entity to solicit, divert or convert, the customers of Employer or its affiliates to any other company or entity.

     C. During  McFarland's  employment  hereunder,  and for a period of one (1)
year after the termination of McFarland's employment with Employer for any reason, McFarland shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of Employer or its affiliates or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage; except that McFarland shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the NASDAQ National Market System, so long as McFarland is not a controlling person of or a member of a group that controls, such corporation and McFarland is not otherwise affiliated in any capacity with such corporation. The restrictions of this Section 6(C) shall apply everywhere within a five (5) mile radius of (i) any primary or urgent care facility owned or operated by Employer or an affiliate, and (ii) each other location where Employer or any affiliate maintains an office, in existence as of the date of such termination.

         7.       Reasonableness, Enforceability and Remedies.

                  A. McFarland has carefully read and considered the provisions of Section 5,6, and 7, and , having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 6, are fair and reasonable and are reasonably required for the protection of the interest of Employer and its officers, directors, shareholders, employees, and affiliates.

                  B. In the event that, notwithstanding the foregoing, any of the provisions of Sections 5, 6, or 7 hereof or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 5 or 6 hereof relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

                  C. McFarland acknowledges that the services he is to render are of a special and unusual character with a unique value to Employer and its affiliates, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by McFarland of any of the provisions of Sections 5 or 6 hereof, Employer or its affiliates, in addition to and not in limitation of, any other rights, remedies, or damages available to Employer or its affiliates under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by McFarland or by McFarland's partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with him.

                  D. McFarland covenants and agrees that if he shall violate any of his covenants or agreements under Section 5 or 6 hereof, Employer or its affiliates shall be entitled to: (i) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that McFarland directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by Employer or its affiliates as a result of any such violation; (iii) any injunctive relief to which Employer or its affiliates is or may be entitled at law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein.
     E. McFarland's obligations under Sections 5 and 6 hereof shall survive any ------------------- termination of employment hereunder.

         8.       Termination.

                  A. For Cause By Employer. Notwithstanding any other provision hereof, Employer may terminate McFarland's employment under this Agreement immediately at any time for "cause". For purposes hereof the term "cause" shall be limited to the commission of any of the following by McFarland: dishonesty; theft; unethical business conduct; indictment for a felony; willful failure to perform material duties on behalf of Employer; violation of the terms and provisions of this Agreement; willful or recurring insubordination; failure to attempt, in good faith, to comply with reasonable instructions of Employer; McFarland's license to practice medicine in the State of South Carolina is revoked or otherwise terminated; or McFarland fails to follow accepted medical practices or is guilty of misconduct under the principles of medical ethics of the American Medical Association. If the termination is for "cause," all compensation (including without limitation the Base Salary, and all perquisites and fringe benefits) to which McFarland would otherwise be entitled shall be discontinued and forfeited as of the effective date of such termination.

                  B. Termination By McFarland. McFarland may with or without cause terminate this Agreement upon sixty(60) days prior written notice to Employer. In the event of such termination, all compensation (including without limitation the Base Salary and any perquisites and fringe benefits, if any) to which McFarland would otherwise be entitled (for periods after the effective date of the termination) shall be discontinued and forfeited as of the effective date of such termination.

                  C. Disability. In the event of the McFarland's disability during employment under this Agreement, then employment under this Agreement shall terminate. For purposes of this Agreement, except as provided herein below, "disability" shall mean the inability of McFarland, due to sickness or other incapacity, to perform his duties under this Agreement for a period in excess of one hundred eighty (180) substantially consecutive days. Such termination shall become effective at Employer's election upon the expiration of such one hundred eighty (180) day period of disability. Upon termination of employment under this Agreement due to McFarland's disability, McFarland shall be entitled to payment of his Base Salary up to the date of termination.

                  D. Death. In the event McFarland dies during the term of this Agreement, this Agreement shall terminate and Employer shall pay to McFarland's estate all Base Salary accrued but unpaid through the date of McFarland's death.

                  E. Without Cause By Employer. Employer may terminate this Agreement "without cause" at any time upon 30 days' written notice to McFarland. In the event that McFarland is terminated without cause from his position as President of Employer or as President and Chief Executive Officer of UCI, Employer and UCI shall pay McFarland a lump sum payment of Nine Hundred Thousand Dollars and no/100 ($900,000.00). All other compensation (including without limitation any perquisites and fringe benefits, if any) to which McFarland would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination. In no event shall the total amount payable by Employer and UCI, jointly or severally, under this Paragraph 8(E) and/or under Paragraph 8(B) of the Amended Employment Agreement between McFarland and UCI exceed the sum of Nine Hundred Thousand Dollars and no/100 ($900,000.00).

                  F. Personal Guarantee Assumption in the Event of Termination. In the event of McFarland's termination by Employer under any circumstances, Employer shall assume any and all liabilities that McFarland has personally guaranteed for the benefit of the Employer. Said guarantee assumption shall take place within thirty (30) days of McFarland's termination. If Employer fails to assume any and all liabilities personally guaranteed by McFarland for the benefit of the Employer within thirty (30) days of termination, Employer shall pay McFarland One Thousand Dollars and no/100 ($1,000.00) per day starting on the 30th day after termination, and each day thereafter until Employer assumes such liabilities. The outstanding liabilities personally guaranteed by McFarland for the benefit of the Employer as of the date hereof are listed on Schedule A to this Agreement. McFarland shall seek approval from Employer's Board of Directors before making any future guarantees for the benefit of the Employer in excess of Twenty-Five Thousand Dollars and no/100 ($25,000.00). In addition, McFarland shall provide Employer's Board of Directors prompt written notice of any future guarantees involving Twenty-Five Thousand Dollars and no/100 ($25,000.00) or less.

         9. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of Employer, McFarland, Employer's affiliates, and their respective heirs, personal and legal representatives, successors, and assigns.

         10. Patients and Records. Employer and McFarland agree that all patient lists, records, and charts are the property of the Employer, and that upon termination of this Agreement, McFarland shall not be entitled to receive any patient lists, records, or charts.

         11. Assignment. This Agreement and any rights hereunder are personal to McFarland and shall not be assigned or otherwise transferred by McFarland.

         12. Governing Law/Jurisdiction. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina. McFarland and Employer hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in Columbia, South Carolina, (ii) waive any objection which they might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, McFarland and Employer hereby further agree that service of process upon McFarland and Employer may be effected pursuant to United States mail.

         13. Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Term such as "hereof", "hereunder", "herein", and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

         14. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect validity and enforceability of the other provision.

         15. Notice. Any notice, request, approval, consent, demand or other communication hereunder shall be effective if in writing and upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communications being given; or (ii) three (3) business days after being duly deposited in the U.S. Mail, certified, return receipt requested, and addressed as follows:

         McFarland:                 M. F. McFarland, III, M. D.
                                            Doctor's Care, P.A.
                                            1901 Main St., Ste. 1200 (MC1105)
                                            Columbia, S.C.  29201

         With a copy to:                    David E. Dubberly, Esq.
                                 Duff, Dubberly, Turner, White & Boykin, L.L.C.
                                            P.O. Box 1486
                                            Columbia, SC  29202

         Employer:                          Doctor's Care, P.A.
                                            1901 Main St., Ste. 1200 (MC1105)
                                            Columbia, S.C.  29201
                                            Attn: M.F. McFarland, III, M. D.

The parties hereto may change their respective addresses by notice in writing given to the other parties this Agreement.

         16. Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer and McFarland with respect to the employment of McFarland, and no representations, promises, agreements, or understandings, written or oral (including that Amendment to this Agreement dated August 10 (17), 1998) not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

         IN WITNESS WHEREOF, Employer and McFarland have duly executed this Agreement under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:                                  EMPLOYER:

/s/ Hannah H. James                                  DOCTOR'S CARE, P.A. (SEAL)
Witness

/s/ Brenda G. Sanders                          By: /s/ M.F. McFarland, III, M.D.
Witness                                              Its: President


                                                     MCFARLAND:


/s/ Hannah H. James                        /s/ M.F. McFarland, III, M.D.  (SEAL)
Witness                                              M.F. McFarland, III, M.D.

/s/ Brenda G. Sanders
Witness


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                                                  SCHEDULE A

        Outstanding Liabilities Personally Guaranteed By McFarland

--------------------------------------- -------------------------------------- --------------------------------------
Lender                                  Remaining Term                         Balance at 5/31/99
--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------

--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------
            Carolina First                            54 months                              $ 450,000
--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------
             AT&T Leasing                             9 months                                   10,000
--------------------------------------- -------------------------------------- --------------------------------------
